UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2011

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(415)-946-8828

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

IA Global, Inc. (the “Company or IAGI”), a global services and technology company, announced today that the Company was not able to timely file its Annual Report on Form 10-K for the fiscal year ended March 31, 2011 (the “2011 Form 10-K”), which was originally due to be filed with the SEC by June 29, 2011. The Company has experienced delays in completing the audits of it Japanese subsidiaries, Zest Corporation Co Ltd, Zest Home Co Ltd and Johnny Co Ltd. These delays are due primarily to administrative complications including the logistical challenges in performing a full audit in Japan. The Company is actively engaged in working with its independent registered accountants and expects to make the filing of its Annual Report on Form 10-K as soon as practicable.

In addition, the Company’s quarterly filing for the fiscal quarter ended June 30, 2011 on Form 10-Q is expected to be delayed due to the reasons cited above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA GLOBAL, INC.

(Registrant)

Dated: August 10, 2011	By:	/s/ Brian Hoekstra Brian Hoekstra Chief Executive Officer